EXHIBIT 3.1

Amended and Restated Bylaws of Exponent, Inc.

(As amended and restated on December 15, 2022)

Article I

Offices

Section 1.1
Registered Office. The registered office of Exponent, Inc. (hereafter called the “Corporation”) in the State of Delaware shall be as determined by the Corporation’s Board of Directors (the “Board”) from time to time. The registered agent of the Corporation at such address shall be as determined by the Board from time to time.
Section 1.2
Principal Office. The principal office for the transaction of the business of the Corporation shall be at 149 Commonwealth Drive, Menlo Park, California, 94025. The Board is hereby granted full power and authority to change said principal office from one location to another.
Section 1.3
Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.
Article II

Meetings of Stockholders

Section 2.1
Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held each year on a date and at a time designated by the Board.
Section 2.2
Notice of Stockholder Proposals.
(a)
The proposal of business to be considered by the stockholders may be brought before an annual meeting only (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of the notice provided for in Section 2.4(a), (B) is a stockholder of record at the time of such annual meeting, (C) is entitled to vote at the annual meeting and (D) has complied with the notice procedures set forth in this Section 2.2.
(b)
For business to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.2: (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, in proper form as provided in this Section 2.2; (ii) such business must be a proper matter for stockholder action under applicable law; (iii) if the stockholder or any Associated Person (as defined below) on whose behalf any such proposal is made has provided the Corporation with a Solicitation Notice (as defined below), such stockholder or Associated Person must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve such proposal and must have included in such materials the Solicitation Notice; and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or Associated Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.2. For purposes of these Bylaws, “Associated Person” shall mean each (A) beneficial owner or beneficial owners, if different that the stockholder providing notice, on whose behalf the proposal of business to be brought before a meeting or notice of nomination proposed to be made at a meeting is given and (B) Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.
(c)
Such stockholder’s notice shall set forth as to any business that the stockholder or any Associated Person proposes to bring before the meeting:
(i)
a reasonably detailed description of the business the stockholder or Associated Person proposes to bring before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);
(ii)
the reasons for conducting such business at the meeting and a description of why such stockholder or any Associated Person believes that conducting such business at the annual meeting would be in the best interests of the Corporation and its stockholders; and
(iii)
a reasonably detailed description of any material interest in such business of such stockholder or Associated Persons and a reasonably detailed description of all agreements, arrangements and understandings between or among such stockholder and any Associated Persons or between such stockholder or any Associated Person and any other person or entity (including their names) in connection with the proposal.
(d)
Such stockholder’s notice shall set forth as to the stockholder giving the notice and each Associated Person:
(i)
the name, address and e-mail address of such person;
(ii)
the class or series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially and of record by such stockholder or Associated Person, if any (including any shares of any class or series of the Corporation as to which such stockholder or Associated Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time) and the date or dates such shares of capital stock were acquired and the investment intent of each acquisition;
(iii)
a written representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to be a holder of record of stock of the Corporation at the time of such meeting and intends to appear in person or by proxy at the annual meeting to propose such business;
(iv)
a description of any material interests of the stockholder or Associated Person in the business proposed and of all agreements, arrangements and understanding between or among the stockholder or Associated Person and any Associated Person and any other person (including their names) in connection with the proposal of the business by the stockholder or Associated Person;
(v)
a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any securities of the Corporation or which has the effect of increasing or decreasing the voting power of such stockholder or Associated Person;
(vi)
a description of any derivative positions owned of record or beneficially by the stockholder or Associated Person, including, without limitation, any (A) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any comparable successor rule or regulation under the Exchange Act) or other synthetic arrangement having characteristics of a long position), related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such stockholder or Associated Person and whether or not such stockholder or Associated Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (B) each other direct or indirect right or interest that may enable such stockholder or Associated Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Corporation’s securities, in each case regardless of whether (1) such right or interest conveys any voting rights in such security to such stockholder or Associated Person, (2) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (3) such stockholder or Associated Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (vi) being a “Derivative Interest”);
(vii)
a description of any hedging, swap or other similar transaction or series of transactions entered into by or on behalf of the stockholder or Associated Person, including, without limitation, any agreement, arrangement, understanding or relationship including any short position or repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose, effect or intent of which is to mitigate loss, manage risk of stock price changes or reduce economic risk or alter voting power with respect to the securities of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the securities of the Corporation;
(viii)
a description of any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such stockholder or Associated Person is a party or in which it has an interest (excluding an interest that is substantially the same as all stockholders);
(ix)
a description of any rights directly or indirectly held of record or beneficially by the stockholder or Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation;
(x)
a description of any performance-related or contingent fees (other than an asset-based fee) to which the stockholder or Associated Person or immediate family member of the stockholder or Associated Person may be entitled as a result of any increase or decrease in the value of capital stock of the Corporation or Derivative Interests;
(xi)
an accounting of any equity interests, including any convertible, derivative or short interests, in any competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, of the Corporation;
(xii)
a written representation that after the date of the stockholder’s notice and up to the date of the meeting, each of these persons will provide written notice to the Secretary of the Corporation as soon as practicable following a change in the number of securities of the Corporation held as described in response to Section 2.2(d)(ii) above that equals one percent (1%) or more of the then-outstanding shares of the Corporation, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to Section 2.2(d)(vi) above that results in a change that equals one percent (1%) or more of the then-outstanding shares of the Corporation or in the economic interests underlying those agreements, arrangements or understandings;
(xiii)
a written representation as to whether such stockholder or Associated Person intends, or is part of a group which intends, to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal or (B) engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the proposal or nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation (an affirmative statement of such intent, a “Solicitation Notice”); and
(xiv)
any other information relating to such stockholder or Associated Person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.
Section 2.3
Notice of Director Nominations.
(a)
Nominations of persons for election to the Board may be made before an annual meeting only (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of the notice provided for in Section 2.4(a), (B) is a stockholder of record at the time of such annual meeting, (C) is entitled to vote at the annual meeting and (D) has complied with the notice procedures set forth in this Section 2.3.
(b)
For nominations to be properly made at an annual meeting by a stockholder pursuant to this Section 2.3: (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, in proper form as provided in this Section 2.3 and (ii) nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting.
(c)
Such stockholder’s notice shall set forth as to the stockholder giving the notice and each Associated Person:
(i)
all information that would be required to be set forth on such stockholder’s notice pursuant to Section 2.2(d), except that for purposes of this Section 2.3(c), the term “elect” will be substituted for the term “approve” and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” or “nominee” contemplated by this Section 2.3(c), as the context requires;
(ii)
a written representation that such stockholder or Associated Person intends, or is part of a group which intends, to solicit proxies in support of nominees other than the nominees proposed by or at the direction of the Board or a committee thereof in accordance with Rule 14a-19 under the Exchange Act; and
(iii)
for any such stockholder whose notice indicates that a stockholder or Associated Person intends, or is part of a group that intends, to solicit proxies in support of nominees other than the nominees proposed by or at the direction of the Board or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act, a written agreement (in the form provided by the Secretary of the Corporation upon written request), on behalf of such stockholder or Associated Person and any group of which it is a member, pursuant to which such stockholder or Associated Person acknowledges and agrees that (A) the Corporation shall disregard any proxies or votes solicited for such stockholder or Associated Person’s nominees and the nominees of any group of which the stockholder or Associated Person is a member if such stockholder or Associated Person (1) notifies the Corporation that such stockholder or Associated Person no longer intends, or is part of a group that no longer intends, to solicit proxies in support of nominees other than the proposed nominees of the Board or a committee thereof in accordance with Rule 14a-19 under the Exchange Act or (2) fails to comply with Rules 14a-19(a)(2) and (3) under the Exchange Act (or with the interpretation of such requirements by the Securities and Exchange Commission (the “SEC”) with respect to special meetings, if applicable), and (B) if any such stockholder or Associated Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such stockholder or Associated Person shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(d)
Such stockholder’s notice shall set forth as to each person whom the stockholder or Associated Person proposes to nominate for election or reelection as a director:
(i)
all information that would be required to be set forth on such stockholder’s notice pursuant to Section 2.2(d) if such nominee were an Associated Person, except that for purposes of this Section 2.3(d), the term “elect” will be substituted for the term “approve” and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” or “nominee” contemplated by this Section 2.3(d), as the context requires;
(ii)
the principal occupation or employment of such person;
(iii)
a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among such stockholder or Associated Person or others acting in concert therewith, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(iv)
any other information relating to such person that the Board or any nominating committee of the Board reviews in considering any person for nomination as a director, as will be provided by the Secretary of the Corporation upon request, including a completed questionnaire with respect to the identity, background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made;
(v)
a written consent of each proposed nominee to serve as a director of the Corporation, if elected, and a written representation and agreement, in substantially the form provided by the Secretary upon written request, that the proposed nominee (A) is qualified to serve as a director of the Corporation; (B) does not and will not have, and is not and will not become party to, any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Corporation, will vote or act as a director that (1) has not been disclosed to the Corporation or (2) could limit or interfere with the nominee’s ability to comply, if elected, with such nominee’s fiduciary duties under applicable law; (C) will comply with these Bylaws and all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (D) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service as a director that has not been disclosed to the Corporation; and (E) consents to being named in the Corporation’s proxy materials as a nominee of the stockholder and to serving as a director, if elected.
Section 2.4
Additional Provisions Relating to Notice of Stockholder Business and Director Nominations.
(a)
To be timely, a stockholder’s notice pursuant to Section 2.2 or Section 2.3 shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days before the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days before the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)
A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Section 2.2 or notice of any nomination to be made at an annual meeting pursuant to Section 2.3 must further update and supplement such notice from time to time, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for notice of the annual meeting and as of the date that is ten business days prior to the annual meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation no later than five (5) business days after the record date for the annual meeting and not later than eight (8) business days prior to the date of the annual meeting. For the avoidance of doubt, any updated or supplemented information provided by a stockholder shall not, and shall not be deemed to, cure any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit such stockholder to amend any proposal or nomination or to submit any new or amended proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting, except as otherwise set forth in these Bylaws. The Corporation may require any (i) stockholder or Associated Person to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to assess such stockholder or any Associated Person’s compliance with these Bylaws or the accuracy and completeness of any notice or solicitation given or made on behalf of such stockholder or any Associated Person and (ii) stockholder, Associated Person or nominee to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine the qualifications and eligibility of a nominee to serve as a director. Such stockholder, Associated Person or nominee, or such stockholder or Associated Person on behalf of such nominee, shall provide such other information within ten (10) calendar days after the Corporation has requested such other information. The Corporation may request that any nominee submit to interviews (which may be conducted via virtual meeting) with the Board or any committee thereof, and such nominee shall, and the stockholder and any Associated Person shall cause the nominee to, make himself or herself available for any such interviews within ten business days following the Corporation’s request.
(c)
Only persons nominated in accordance with the procedures set forth in Section 2.3 shall be eligible for election as directors at an annual meeting and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.2 (except for business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting). The chairman of the meeting shall have the power and the duty to determine, if the facts warrant, whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. If none of the stockholders who submitted a notice pursuant to Section 2.2 or Section 2.3 appears in person or by proxy at an annual meeting to present the matters to be presented for consideration that were specified in such notice, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered, except as otherwise required by applicable law.
(d)
Nothing in Section 2.2 or this Section 2.4 shall be deemed to grant or affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules of the SEC promulgated pursuant to Section 14(a) of the Exchange Act.
(e)
A stockholder submitting a notice pursuant to Section 2.2 or Section 2.3, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Associated Person or nominee whom a stockholder or Associated Person proposes to nominate for election as a director), as of the deadline for submitting the notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as being true, accurate and complete in all respects and not containing any false or misleading statements. If the information submitted pursuant to Section 2.1 shall not be true, correct, and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with Section 2.2 or Section 2.3.
(f)
A stockholder is not entitled to have its nominees or proposed business included in the Corporation’s proxy statement, form of proxy or other proxy materials solely as a result of such stockholder’s compliance with the foregoing provisions of Section 2.2, Section 2.3 or Section 2.4, except in accordance with Rules 14a-8 and 14a-19 promulgated under the Exchange Act and other applicable requirements of state and federal law. Unless otherwise required by law, if (A) any stockholder or Associated Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (B) such stockholder or Associated Person subsequently either (1) notifies the Corporation that such stockholder or Associated Person no longer intends to, or is part of a group that no longer intends to, solicit proxies in support of nominees other than the nominees proposed by or at the direction the Board or a committee thereof in accordance with Rule 14a-19 under the Exchange Act or (2) fails to comply with the requirements of Rules 14a-19(a)(2) and (3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), then the Corporation shall disregard any proxies or votes solicited for such stockholder’s or Associated Person’s nominees, notwithstanding that proxies or votes in favor thereof may have been received by the Corporation. If any such stockholder or Associated Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such stockholder or Associated Person shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the

Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
Section 2.5
Special Meetings.
(a)
Calling a Meeting; Business to be Conducted. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the Lead Independent Director, the Board or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings. Unless otherwise prescribed by applicable law, the Certificate of Incorporation or these Bylaws, special meetings may not be called by any other person or persons. No business may be transacted at any special meeting of stockholders other than such business as may be designated in the notice calling such meeting.
(b)
Stockholder Requested Meetings. A special meeting of the stockholders shall be called by the Chairman of the Board at the request in writing of stockholders of record holding not less than twenty-five percent (25%) of the votes entitled to be cast for the election of directors at the time any such determination is being made (the “Requisite Percentage”), subject to the following:
(i)
In order for a special meeting requested by one or more stockholders of record (a “Stockholder-Requested Special Meeting”) to be called by the Chairman of the Board, a written request that the Chairman of the Board call a Stockholder-Requested Special Meeting pursuant to this Section 2.5(b) (a “Special Meeting Request”) must be delivered in proper form as set forth in this Section 2.5(b) to the Secretary of the Corporation at the principal executive offices of the Corporation by stockholders of record of the Corporation who hold, in the aggregate, the Requisite Percentage.
(ii)
To be in proper form for purposes of this Section 2.5(b), a Special Meeting Request proposing business to be brought before a Stockholder-Requested Special Meeting shall set forth:
(A)
as to the purpose or purposes of the special meeting, all information that would be required to be set forth in a stockholder’s notice pursuant to Section 2.2(c), except that for purposes of this Section 2.5(b)(ii)(A), the term “Requesting Person” will be substituted for the term “Associated Person” and the term “Stockholder-Requested Special Meeting” will be substituted for the terms “annual meeting” or “meeting” in all places where they appear; and
(B)
as to the stockholders delivering the Special Meeting Request and each Requesting Person (as defined below), all information that would be required to be set forth in a stockholder’s notice pursuant to Section 2.2(d), except that for purposes of this Section 2.5(b)(ii)(B), the term “Requesting Person” will be substituted for the term “Associated Person” and the term “Stockholder-Requested Special Meeting” will be substituted for the terms “annual meeting” or “meeting” in all places where they appear.

For purposes of these Bylaws, “Requesting Person” shall mean each (A) beneficial owner or beneficial owners, if different that the stockholder providing a Special Meeting Request, on whose behalf the proposal of business to be brought before a meeting or notice of nomination proposed to be made at a meeting is given and (B) Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

(iii)
To be in proper form for purposes of this Section 2.5(b), a Special Meeting Request proposing to elect directors at the Stockholder-Requested Special Meeting shall set forth:

(A)
as to the stockholders delivering the Special Meeting Request and each Requesting Person, the information set forth in Section 2.3(c), except that for purposes of this Section 2.5(b)(iii)(A), the term “Requesting Person” will be substituted for the term “Associated Person” and the term “Stockholder-Requested Special Meeting” will be substituted for the terms “annual meeting” or “meeting” in all places where they appear; and
(B)
as to each nominee, the information set forth in Section 2.3(d), except that for purposes of this Section 2.5(b)(iii)(B), the term “Requesting Person” will be substituted for the term “Associated Person” and the term “Stockholder-Requested Special Meeting” will be substituted for the terms “annual meeting” or “meeting” in all places where they appear.
(iv)
To be in proper form for purposes of this Section 2.5(b), any Special Meeting Request shall set forth an agreement by each requesting stockholder and any Requesting Person to notify the Secretary of the Corporation immediately in the case of any disposition prior to the record date for the Stockholder-Requested Special Meeting of shares of capital stock of the Corporation and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached.
(v)
A stockholder must update and supplement each Special Meeting Request from time to time, if necessary, so that the information provided or required to be provided in such Special Meeting Request pursuant to this Section 2.5(b) is true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable. For the avoidance of doubt, any information provided pursuant to this Section 2.5(b)(v) shall not, and shall not be deemed to, cure any deficiencies in any Special Meeting Request, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder to amend any proposal or nomination or to submit any new or amended proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting, except as otherwise set forth in these Bylaws. The Corporation may require any (A) requesting stockholder or Requesting Person to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine such stockholder or any Requesting Person’s compliance with these Bylaws or the accuracy and completeness of any notice or solicitation given or made on behalf of such stockholder or Requesting Person and (B) requesting stockholder, Requesting Person or nominee to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine the qualifications and eligibility of a nominee to serve as a director. Such requesting stockholder, Requesting Person or nominee, or such requesting stockholder or Requesting Person on behalf of such nominee, shall provide such other information within ten calendar days after the Corporation has requested such other information. The Corporation may request that any nominee submit to interviews (which may be conducted via virtual meeting) with the Board or any committee thereof, and such nominee shall, and the Requesting Person shall cause the nominee to, make himself or herself available for any such interviews within ten business days following the Corporation’s request.
(vi)
The record date for the Stockholder-Requested Special Meeting will be set by the Board pursuant to the procedures set forth in Section 6.5.
(vii)
In determining whether a special meeting of stockholders has been requested by stockholders of record holding not less than the Requisite Percentage, multiple Special Meeting

Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (A) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (B) has been dated and delivered to the Secretary within 60 days of the earliest dated of such Special Meeting Requests.
(viii)
Any stockholder making a Special Meeting Request may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if, following such revocation (or any deemed revocation pursuant to Section 2.5(b)(iv)), the unrevoked portion of the valid Special Meeting Request represents in the aggregate less than the Requisite Percentage there shall be no requirement to hold a special meeting. The first date on which an unrevoked valid Special Meeting Request constituting not less than the Requisite Percentage shall have been delivered to the Secretary is referred to herein as the “Request Receipt Date.”
(ix)
A Special Meeting Request shall not be valid if:
(A)
the Special Meeting Request does not comply with the requirements of this Section 2.5(b);
(B)
the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;
(C)
the Request Receipt Date is during the period commencing 60 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; or
(D)
the information set forth in the Special Meeting Request fails to be true and complete in any material respect on the record date for the meeting and as of the date that is ten business days prior to the meeting or any recess, adjournment or postponement thereof.
(x)
A stockholder submitting a Special Meeting Request pursuant to this Section 2.5(b), by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Requesting Person or nominee whom a stockholder or Requesting Person proposes to nominate for election as a director), as of the time of delivery, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as being true, accurate and complete in all respects and not containing any false or misleading statements. If the information submitted pursuant to this Section 2.5(b) shall not be true, correct, and complete in all respects as of the time of delivery, such information may be deemed not to have been provided in accordance with this Section 2.5(b).
(xi)
If the Special Meeting Request is in proper form and otherwise in compliance with this Section 2.5(b), a Stockholder-Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Stockholder-Requested Special Meeting shall be called for a date not more than 90 calendar days after the Request Receipt Date.
(xii)
Business transacted at any Stockholder-Requested Special Meeting shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percentage of stockholders and (B) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. The chairman of the meeting shall have the power and the duty to determine, if the facts warrant, whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. If none of the stockholders who submitted the Special Meeting Request appears in person or by proxy to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered, except as otherwise required by applicable law.
(c)
Director Nominations at a Special Meeting.
(i)
Nominations of persons for election to the Board may be brought before a special meeting only (A) by or at the direction of the Board, (B) pursuant to a Special Meeting Request in accordance with Section 2.5(a) or (B) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of the notice provided for in this Section 2.5(c), (B) is a stockholder of record at the time of such meeting, (C) is entitled to vote at the special meeting and (D) has complied with the notice procedures set forth in this Section 2.5(c).
(ii)
For nominations to be properly brought before a special meeting by a stockholder, the stockholder must have (A) given timely notice thereof in writing to the Secretary of the Corporation, in proper form as provided in this Section 2.5(c); (B) complied with all applicable requirements of Section 2.3 and Section 2.3(d) with respect to such nomination, except that for purposes of this Section 2.5(c), the term “special meeting” will be substituted for the terms “annual meeting” and “meeting” in all places where they appear, and (C) nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting. To be timely, a stockholder’s notice required by this Section 2.5(c) must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 60th calendar day prior to such special meeting and the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iii)
A stockholder providing notice of any nomination to be made at a special meeting pursuant to Section 2.3 must further update and supplement such notice from time to time, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the special meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation no later than five business days after the record date for the special meeting and not later than eight business days prior to the date of the special meeting. For the avoidance of doubt, any updated or supplemented information provided by a stockholder shall not, and shall not be deemed to, cure any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit such stockholder to amend any nomination or to submit any new or amended nomination, including by changing or adding nominees, except as otherwise set forth in these Bylaws. The Corporation may require any (A) requesting stockholder to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine such stockholder or any Associated Person’s compliance with these Bylaws or the accuracy and completeness of any notice or solicitation given or made on behalf of such stockholder or any Associated Person and (B) requesting stockholder, Associated Person or nominee to furnish such other information as may be reasonably required by the Corporation or one of its representatives in good faith to determine the qualifications and eligibility of a nominee to serve as a director. Such requesting stockholder, Associated Person or nominee, or such stockholder or Associated Person on behalf of such nominee, shall provide such other information within ten calendar days after the Corporation has requested such other information. The Corporation may request that any nominee submit to interviews (which may be conducted via virtual meeting) with the Board or any committee thereof, and such nominee shall, and the stockholder and any Associated Person shall cause the nominee to, make himself or herself available for any such interviews within ten business days following the Corporation’s request.
(iv)
Only persons nominated in accordance with the procedures set forth in Section 2.5 shall be eligible for election as directors at a special meeting. The chairman of the meeting shall have the power and the duty to determine, if the facts warrant, whether a nomination has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. If none of the stockholders who submitted a notice pursuant to Section 2.5(c) appears in person or by proxy at a special meeting to present the nominees that were specified in such notice, the Corporation need not present such nominees for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered, except as otherwise required by applicable law.
(v)
A stockholder submitting a notice pursuant to Section 2.5(c), by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Associated Person or nominee whom a stockholder or Associated Person proposes to nominate for election as a director), as of the deadline for submitting the notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as being true, accurate and complete in all respects and not containing any false or misleading statements. If the information submitted pursuant to Section 2.5(c) shall not be true, correct, and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with Section 2.5(c).
(d)
A stockholder is not entitled to have its nominees or proposed business included in the Corporation’s proxy statement, form of proxy or other proxy materials solely as a result of such stockholder’s compliance with the foregoing provisions of Section 2.5(c), except in accordance with Rule 14a-19 promulgated under the Exchange Act and other applicable requirements of state and federal law. Unless otherwise required by law, if (A) any stockholder or Associated Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (B) such stockholder or Associated Person subsequently either (1) notifies the Corporation that such stockholder or Associated Person no longer intends to, or is part of a group that no longer intends to, solicit proxies in support of nominees other than the nominees proposed by or at the direction the Board or a committee thereof in accordance with Rule 14a-19 under the Exchange Act or (2) fails to comply with the requirements of Rules 14a-19(a)(2) and (3) under the Exchange Act (or with the interpretation of such requirements by the SEC with respect to special meetings, if applicable), then the Corporation shall disregard any proxies or votes solicited for such stockholder’s or Associated Person’s nominees, notwithstanding that proxies or votes in favor thereof may have been received by the Corporation. If any such stockholder or Associated Person provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such stockholder or Associated Person shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives in good faith) that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

Section 2.6
Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the Board. If no designation is made, the meeting shall be held at the principal office of the Corporation. The Board may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.7
Notice of Meetings.
(a)
Except as otherwise provided herein or required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or by delivery by electronic mail or electronic transmission in the manner provided under (and with the consent, if any, required by) Section 232 of the DGCL. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required.
(b)
Every notice of a meeting of the stockholders shall state the place (if any), date and time of the meeting; the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting; and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 2.8
Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) need not be given if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjournment are (a) announced at the meeting at which the adjournment is taken, (b) displayed, during the time schedule for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.
Section 2.9
Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. Where a separate vote by a class, series, classes, or series is required, a majority of the outstanding shares of such class, series, classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum.
Section 2.10
Proxies and Voting.
(a)
Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy, each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:
(i)
on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or
(ii)
if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.
(b)
Shares of its own stock belonging to (1) the Corporation, (2) another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation or (3) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation, shall not be entitled to vote nor be counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the DGCL.
(c)
Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy appointed by an instrument in writing or by transmission permitted by law filed in accordance with the procedure established for the meeting, subscribed by such stockholder or by such stockholder’s attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. Any copy, facsimile communication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
(d)
At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by applicable law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. Where a separate vote by a class, series, classes or series is required, an affirmative vote of a majority of the shares of such class, series, classes or series present in person or represented by proxy at the meeting shall be the act of such class, series, classes or series. The vote at any meeting of the stockholders on any questions need not be by written ballot, unless so directed by the chairman of the meeting. On a vote by written ballot each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.
Section 2.11
List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date, either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders.
Section 2.12
Organization; Conduct of Business. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence, such person as the Board may designate, which person shall call to order any meeting of the stockholders and act as chairman of the meeting. The Board may adopt such rules or regulations for the conduct of meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn, recess and convene any meeting of stockholders. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 2.13
Inspectors. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any recess or adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.14
Action by Written Consent.
(a)
Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice except as otherwise provided by applicable law, and without a vote, if a consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be set forth in writing or in an electronic transmission and delivered (i) to the principal place of business of the Corporation, (ii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, (iii) to the registered office of the Corporation in the State of Delaware by hand or by certified or registered mail, return receipt requested or (iv) to an information processing system, if any, designated by the Corporation for receiving such consents in accordance with Section 228 of the DGCL. In the case of delivery pursuant to the foregoing clause (iv), such consent must set forth or be delivered with information that enables the Corporation to determine the date of delivery of such consent and the identity of the person giving such consent, and, if such consent is given by a person authorized to act for a stockholder or member as proxy, such consent must comply with Section 2.10 hereof.
(b)
No consent shall be effective to take the corporate action referred to therein unless, consents signed by a sufficient number of stockholders to take action are delivered to the Corporation in the manner set forth in Section 2.14(a), within sixty (60) days of the first date on which a consent is so delivered to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented.
Article III

Board of Directors

Section 3.1
General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board.
Section 3.2
Number and Qualification of Directors. The authorized number of directors shall be such number between five (5) and eight (8), inclusive, as shall be determined from time to time by a resolution adopted by a majority of the Board or by the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of voting stock of the Corporation. A majority of the members of the Board shall be persons who are not employees of the Corporation. Employees on temporary leave shall not be considered candidates for non-employee director positions. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the stockholders, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1). No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3.3
Election of Directors.
(a)
A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and “broker non-votes” not counted as votes cast either for or against such nominee’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders at which (i) the number of nominees for the Board exceeds the number of open Board seats; (ii) one (1) or more nominees has been nominated pursuant to the advance notice requirements for stockholder nominees set forth in these bylaws or pursuant to the provisions of Rule 14a-19 of the Exchange Act or any future law, rule or regulation that require the Corporation to allow stockholder nominations in a manner other than that provided in these bylaws; and (iii) any such nomination has not been withdrawn on or before the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
(b)
The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto.
(c)
Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and qualified or until such director shall resign or shall have been removed in the manner hereafter provided.
Section 3.4
Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.5
Removal. Any director or the entire Board may be removed without cause by the affirmative vote of a majority of the total voting power of all outstanding shares then entitled to vote at an election of directors, provided that when by the provisions of the Certificate of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one (1) or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.
Section 3.6
Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. The stockholders may elect a director at any time to fill any vacancy not filled by the directors. Each director so chosen or elected to fill a vacancy shall hold office until such directors successor shall have been elected and shall qualify or until such director shall resign or shall have been removed in the manner herein provided. If at any time, by reason of death, resignation, disqualification or any other cause, the Corporation should have no directors in office, then any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.
Section 3.7
Place of Meeting, etc. The Board, or any committee thereof, may hold any of its meetings at such place or places within or without the State of Delaware as the Board, or such committee, may from time to time designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board, or such committee, by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board, or such committee, can hear each other, and such participation shall constitute presence in person at such meeting.
Section 3.8
First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.
Section 3.9
Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.
Section 3.10
Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Lead Independent Director, the Chief Executive Officer, the President, the Secretary or any director. Notice of all special meetings of the Board shall be given to each director as follows:
(a)
by first-class mail, postage prepaid, addressed to the address of the director as it appears in the records of the Corporation, deposited in the United States mail in the city where the principal office of the Corporation is located at least five (5) days before the date of such meeting; or
(b)
by personal delivery to the address of the director as it appears in the records of the Corporation at least twenty-four (24) hours prior to the time of holding such meeting;
(c)
by facsimile or electronic mail to the facsimile number or electronic mail address of the director as it appears on the records of the Corporation sent at least twenty-four (24) hours prior to the time of holding such meeting; or
(d)
by telephone at any of the telephone numbers of the director as they appear on the records of the Corporation, orally communicated to the director at least twenty-four (24) hours prior to the time of holding such meeting.

Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or-shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

Section 3.11
Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or by law, the presence of a majority of the total number of directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A majority of the directors present at any meeting, whether or not constituting a quorum, may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
Section 3.12
Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
Section 3.13
Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by such director on account of such director’s attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.
Section 3.14
Emergency Bylaws. In the event of any emergency, disaster, catastrophe, epidemic, pandemic or other emergency condition as referred to in Section 110 of the DGCL, or other similar emergency condition, irrespective of whether a quorum of the Board or a standing committee of the Board can readily be convened for action, then the director(s) in attendance at a meeting shall constitute a quorum. Such director(s) in attendance may further take action to appoint one (1) or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate and, in accordance with the emergency bylaws contemplated by Section 110 of the DGCL, may enact any provision that may be practical and necessary for the circumstances of the emergency. Nothing contained in this Section 3.14 shall be deemed exclusive of any other provisions for emergency powers consistent with the DGCL and applicable laws.
Section 3.15
Committees of Directors. The Board may designate one (1) or more committees, each such committee to consist of one (1) or more of the directors of the Corporation. The Board may also designate, if it desires, other directors as alternate members who may replace any absent or disqualified member of any such committee at any meeting thereof. To the full extent permitted by law, any such committee shall have and may exercise such powers and authority as the Board may designate. Vacancies in the membership of a committee shall be filled by the Board at a regular meeting or a special meeting for that purpose. Any such committee shall keep written minutes of its meeting and report the same to the Board when required. In the absence or disqualification of any member of any such committee and any alternate member or members of any such committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may, by unanimous vote, appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. The provisions of Sections 3.9, 3.10, 3.11, and 3.12 of these Bylaws shall apply, mutatis mutandis, to any such committee of the Board.
Section 3.16
Conduct of Meeting. Directors’ meetings shall be presided over by the Chairman of the Board, if there shall be such an officer, and, if not, the Lead Independent Director, or, if neither the Chairman of the Board or the Lead Independent Director is present, by a director chosen by a majority of the directors present. The Secretary of the Corporation shall act as Secretary of the Board. In case the Secretary shall be absent from any meeting, the person presiding over the meeting may appoint any person to act as Secretary of the meeting.
Article IV

Officers

Section 4.1
Number. The officers of the Corporation shall be a Chief Executive Officer or President or both, a Secretary and a Chief Financial Officer. The Board may also elect one (1) or more Vice Presidents and one (1) or more Assistant Secretaries. A person may hold more than one (1) office providing the duties thereof can be consistently performed by the same person.

Section 4.2
Other Officers. The Board may appoint, or empower the Chief Executive Officer or President to appoint, such other officers as they shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time.
Section 4.3
Election. Each of the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.2 or Section 4.4 of this Article, shall be chosen annually by the Board and shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.
Section 4.4
Removal; Vacancies. Subject to the express provisions of a contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.
Section 4.5
The Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the stockholders and directors and shall have such other powers and duties as may be prescribed by the Board or by applicable law. He or she shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.
Section 4.6
Lead Independent Director. When the Chairman of the Board is the Chief Executive Officer or is otherwise not an “independent director” as defined under the rules of the principal market upon which shares of the Corporation’s common stock is then traded (an “Independent Director”), the Board may select a director from among the Independent Directors to serve as the Lead Independent Director. If appointed, the Lead Independent Director shall perform such duties as may be assigned to the Lead Independent Director by these Bylaws or by the Board, and in the absence of or in the event of the Chairman of the Board’s inability or refusal to act, the Lead Independent Director shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.
Section 4.7
The Chief Executive Officer. The Chief Executive Officer shall be the managing officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall have general supervision, control and management of the affairs and business of the Corporation, and general charge and supervision of all offices, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board; and in general shall exercise all powers and perform all duties incident to Chief Executive Officer and managing officer of the Corporation and such other powers and duties as may from time to time be assigned to the Chief Executive Officer by the Board or as may be prescribed in these Bylaws.

The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Section 4.8
The President. Subject to the control of the Board and any supervisory powers the Board may give to the Chairman of the Board or the Chief Executive Officer, the President of the Corporation shall, if a President is appointed, assist the Chief Executive Officer in the general supervision, direction, and control of the business and affairs of the Corporation. The President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these Bylaws, the Chairman of the Board, or the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of the Chief

Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
Section 4.9
The Vice Presidents. In the absence of the Chief Executive Officer and the President or in the event of the Chief Executive Officer’s and the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.
Section 4.10
The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing and special committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chief Executive Officer, under whose supervision the Secretary shall act. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or the Secretary’s refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 4.11
Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

Article V

Contracts, Checks, Drafts, Bank Accounts, etc.

Section 5.1
Checks, Drafts, Contracts, etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness payable by the Corporation and all contracts or agreements shall be signed by such person or persons and in such manner as, from time to time, shall be determined by the Board or by officers, agents, or others to whom such power shall have been delegated.
Section 5.2
Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
Section 5.3
General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.
Article VI

Shares and Their Transfer

Section 6.1
Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may establish by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be issued or issuable as uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates of stock, if any, shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President, any Vice President, and by the Chief Financial Officer, or the Secretary or any Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 6.2
Transfers of Stock. Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registrations of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof in person or by such holder’s attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the transfer and payment of any applicable transfer taxes as the Corporation or its agents may reasonably require, or by appropriate book-entry procedures. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.
Section 6.3
Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
Section 6.4
Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.
Section 6.5
Fixing Date for Determination of Stockholders of Record.
(a)
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action except for consenting to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as herein before described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or any other lawful action except for consenting to corporate action in writing without a meeting, the record date shall be the close of business on the day on which the Board adopts a resolution relating thereto.
(b)
For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted, as of which shall be determined the stockholders of record entitled to consent to corporate action in writing without a meeting. If no record date has been fixed by the Board and no prior action by the Board is required by the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed in Section 2.14 hereof. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL with respect to the proposed action, the record date for determining stockholders entitled to consent to corporate action in writing shall be the close of business on the day in which the Board adopts the resolutions taking such prior action.
Article VII

Indemnification

Section 7.1
Indemnification of Officers, Directors, Employees and Agents; Insurance.
(a)
Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or is subsequently ratified by the Board.
(b)
Right to Advancement of Expenses. Each Indemnitee shall have a right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.
(c)
Right of Indemnitee to Bring Suit. Each of the rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section shall be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation hereunder. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.
(d)
Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
(e)
Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL, provided that such insurance is available on acceptable terms, which determination shall be made by the Board or by a committee thereof.
(f)
Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in accordance with the terms authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
(g)
For purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(h)
For purposes of this Section, references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in the DGCL.
(i)
Notwithstanding anything else in this Article VII, in the event that the express provisions of the DGCL relating to indemnification of, or advancement of expenses by the Corporation to, persons eligible for indemnification or advancement of expenses under this Article VII are amended to permit broader indemnification or advancement of expenses, then the Corporation will provide such indemnification and advancement of expenses to the maximum extent permitted by the DGCL.
(j)
If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each indemnitee of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.
(k)
Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of the Certificate of Incorporation or the Bylaws inconsistent with this Article VII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.
Article VIII

Miscellaneous

Section 8.1
Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.
Section 8.2
Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
Section 8.3
Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.
Section 8.4
Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, these Bylaws or any of them may be amended or repealed and new Bylaws may be adopted (a) by the Board, by vote of a majority of the number of directors then in office or (b) by the vote of the holders of in excess of fifty percent (50%) of the total voting power of all outstanding shares of voting stock of the Corporation at a meeting of stockholders; provided that such action may be taken at a special meeting of the Board or stockholders only if notice of such proposed amendment, repeal or adoption is given in the notice of special meeting. Subject to the provisions of the Certificate of Incorporation, any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.
Section 8.5
Voting Stock. Any person so authorized by the Board, and in the absence of such authorization, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers which are incident to the ownership of such stock and which as the owner thereof the Corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or persons.
Section 8.6
Engineer Designations.
(a)
General. The Board may, or may authorize the officers of the Corporation to, by formal resolution, designate from time to time engineers to act in responsible charge for all engineering activities of the Corporation in jurisdictions that require such designations. The Board or the officers of the Corporation, as required or allowed by the jurisdiction, may remove and replace any such designee at any time.
(b)
Alaska. All engineering decisions pertaining to engineering activities of the Corporation in the state of Alaska will be made by the engineer in responsible charge designated by the Board from time to time, or other Alaska-registered engineers under the direction or supervision of the engineer in responsible charge.

(c)
Washington. The designated engineer or land surveyor, respectively, named in the resolution as being in responsible charge, or an engineer or land surveyor under the designated engineer or land surveyor’s direct supervision, shall make all engineering or land surveying decisions pertaining to engineering or land surveying activities in the state of Washington.

Certificate of Secretary

I, the undersigned, the duly elected Secretary of Exponent, Inc., a Delaware corporation, do hereby certify:

That the within and foregoing Amended and Restated Bylaws were adopted as the Amended and Restated Bylaws of the corporation by the Board of Directors on December 15, 2022, and the same do now constitute the Bylaws of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed by name this 15th day of December, 2022.

/s/ Richard L. Schlenker
Secretary